UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2006

AMERIMIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-32375	65-0067192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27499 Riverview Center Boulevard Suite 5-A, Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 513-9265

N/A
(Former name or former address, if changed since last report

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item8.01 — Other Events.

The Registrant reports that unauthorized action was taken by a former agent to the Registrant. This Form 8-K is submitted to correct any perception that may exist that the unauthorized action was a formal action of the Registrant.

On or about February 17, 2006 unbeknownst to the Registrant, Jehu Hand of Hand & Hand PC filed a Preliminary Schedule 14C. This constituted an unauthorized action in that the Registrant had never authorized the filing of any schedules under Regulation 14 C.

The Registrant reiterates that neither the Officers nor the Director of Amerimine Resources, Inc. authorized the filing of a Preliminary Schedule 14C filing. The Registrant has no plan and intends no further forward action in relation to that filing.

As of February 18, 2006 the Registrant notified Mr. Hand that his filing was unauthorized and unacceptable and that his relationship through which he provided legal services to the Registrant over the previous twelve months was immediately terminated.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amerimine Resources, Inc.

Dated: March 10, 2006	/s/ Dan Enright
Dan Enright, President